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                                                                 Exhbit 1(b)1(c)

                                THE GATEWAY TRUST

                               AMENDMENT NO. 2 TO
                SECOND AMENDED AGREEMENT AND DECLARATION OF TRUST
                          DATED AS OF DECEMBER 29, 1992

         THIS AGREEMENT of Amendment, made as of the 20th day of December, 1993, by the Trustees acting under and pursuant to that certain Second Amended Agreement and Declaration of Trust dated as of December 29, 1992 (the "Declaration of Trust"), does hereby witnesseth that:

         WHEREAS, the Trustees have determined that it is advisable to change the name of the shares of beneficial interest of the SWRW Growth Plus Series, without par value, and the name of the shares of beneficial interest of the Gateway Capital Series, without par value,

         NOW, THEREFORE, the undersigned Trustees, representing a majority of the presently acting Trustees, acting under and pursuant to the authority of
Section 9.7 of the Declaration of Trust and the vote of the Trustees duly taken on December 13, 1993, do hereby agree and take action as follows:

         1. Change of Names. The name of the shares of beneficial interest heretofore designated as the SWRW Growth Plus Series, without par value, is hereby changed, effective January 1, 1994, to be the MATRIX Growth Series, without par value; and the name of the shares of beneficial interest heretofore designated as the Gateway Capital Series, without par value, is hereby changed to the Gateway Mid Cap Index Series, without par value, effective December 20, 1993.

         2. AMENDMENT OF SCHEDULE A. Schedule A to the Declaration of Trust is, for the purpose of giving effect to paragraph I above, amended to read as set forth on the Schedule A which is annexed hereto and by this reference made a part hereof

         This agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned Trustees have subscribed their names and executed this Amendment as of the day and year first above written.

         /s/ Stefen F. Brueckner                  /s/ Walter L. Lingle, Jr.

         /s/ Kenneth A. Drucker                   /s/ Walter G. Sall

         /s/ Beverly S. Gordon                    /s/ William H. Schneebeck

         /s/ John F. Lebor                        /s/ Peter W. Thayer


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                                   SCHEDULE A

                                       TO

                        THE GATEWAY TRUST SECOND AMENDED
                       AGREEMENT AND DECLARATION OF TRUST

                              DESIGNATION OF SHARES


1.     Gateway Index Plus Series, without par value

2.     MATRIX Growth Series, without par value

3.     Gateway Government Bond Plus Series, without par value

4.     Gateway Mid Cap Index Series, without par value

5.     Gateway Small Cap Index Series, without par value



Revised: December 20, 1993